                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information consituting part of this Post-Effective Amendment No. 11 to the Registration Statement of the Allmerica Select Separate Account of First Allmerica Financial Life Insurance Company on Form N-4 of our report dated February 3, 1998, relating to the financial statements of First Allmerica Financial Life Insurance Company, and our report dated March 25, 1998, relating to the financial statements of the Allmerica Select Separate Account of First Allmerica Financial Life Insurance Company, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Boston, Massachusetts
April 23, 1998